SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 28, 2003

Date of Report (Date of earliest event reported)

Wabash National Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

1000 Sagamore Parkway South, Lafayette, Indiana 47905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(765) 771-5310

Not applicable

(Former name or former address, if changed since last report)

Exhibit Index on Page 4

Item 5.	Other Events and Required FD Disclosure

     On July 28, 2003, Wabash National Corporation (“Wabash”) issued a press release announcing that Wabash had entered into an agreement to sell $100 million of convertible senior notes due 2008 ($125 million if the initial purchasers’ option is exercised in full) in a Rule 144A offering. Wabash intends to use substantially all of the net proceeds of this notes offering to repay a portion of its outstanding indebtedness. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

	(c)	Exhibits

	99.1	Press Release of Wabash National Corporation issued July 28, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: July 29, 2003	By: /s/ Robert J. Smith

Robert J. Smith
Vice President & Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Wabash National Corporation issued July 28, 2003.